EXHIBIT 10.1

TERMINATION OF ASSET PURCHASE AGREEMENT

WHEREAS the parties herein previously entered into and executed an Asset Purchase Agreement "AGREEMENT" between TRINITY COMPOUND SOLUTIONS, LLC, and BIOCORRX, Inc., "BIO" on or about June 30, 2015. It is their mutual desire to terminate Agreement in its entirety and return to their respective status that each occupied prior to AGREEMENT's creation and execution.

It is agreed that:

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Any and all obligations assumed by either party in AGREEMENT shall be forever excused and neither party shall possess any expectation of further performance, financial payments or exchange of services, property or other consideration based on the terms and conditions called for in AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have agreed and executed this Amendment to Agreement.

AGREED AND ACCEPTED:

TRINITY COMPOUND SOLUTIONS, INC.		BIOCORRX, INC.

By:		By:
Name:	Sal Amodeo	Name:	Brady Granier

Date:		Date:

By:
		Name:	Lourdes Felix

Date:

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